SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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North State Bancorp

(Name of Registrant as Specified In Its Charter)

Alexander M. Donaldson, Wyrick Robbins Yates & Ponton LLP (counsel for Registrant)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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NORTH STATE BANCORP

6200 Falls of Neuse Road

Raleigh, North Carolina 27609

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 8, 2003

To The Shareholders of North State Bank:

The Annual Meeting of Shareholders of North State Bancorp, a North Carolina corporation, will be held at North Ridge Country Club, 6612 Falls of Neuse Road, Raleigh, North Carolina, on Thursday, May 8, 2003 at 4:30 p.m for the following purposes:

•	to approve the 2003 Stock Plan (a copy of which is attached as Appendix A to the proxy statement that accompanies this notice);

•	to elect five Class III Directors to serve for three-year terms expiring in 2006;

•	to ratify the appointment of Dixon Odom PLLC, Sanford, North Carolina, as our independent auditors and accountants for the fiscal year ending December 31, 2003; and

•	to act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the attached proxy statement.

The Board of Directors has fixed the close of business on March 28, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. We cordially invite you to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. If you attend the meeting you may vote in person, even if you returned a proxy.

Our proxy statement and proxy are enclosed, along with our Annual Report to Shareholders for the fiscal year ended December 31, 2002.

IMPORTANT—YOUR PROXY IS ENCLOSED

Whether or not you plan to attend the meeting, please execute and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors

Larry D. Barbour,

President and Chief Executive Officer

Raleigh, North Carolina

April 7, 2003

NORTH STATE BANCORP

6200 Falls of Neuse Road

Raleigh, North Carolina 27609

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 8, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited by the Board of Directors of North State Bancorp, a North Carolina corporation, for use at our Annual Meeting of Shareholders to be held at North Ridge Country Club, 6612 Falls of Neuse Road, Raleigh, North Carolina, at 4:30 p.m. on Thursday, May 8, 2003, and any adjournment thereof. We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of our principal executive offices is 6200 Falls of Neuse Road, Raleigh, North Carolina 27609. Copies of this proxy statement and accompanying proxy card were mailed to shareholders on or about April 8, 2003.

Revocability of Proxies

Any shareholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to us (Attention: Corporate Secretary), or by attending the meeting and voting in person.

Voting

When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

(1)	FOR approval of the 2003 Stock Plan (a copy of which is attached as Appendix A to this proxy statement);

(2)	FOR the election of the five Class III Director nominees identified herein;

(3)	FOR ratification of the appointment of Dixon Odom PLLC, Sanford, North Carolina, as our independent auditors and accountants for the fiscal year ending December 31, 2003; and

(4)	in the discretion of the proxies with respect to any other matters properly brought before the shareholders at the meeting.

Abstentions and broker non-votes will have no effect on the election of directors, the approval of the 2003 Stock Plan or the ratification of the appointment of auditors.

Record Date

Only the holders of record of our common stock at the close of business on the record date, March 28, 2002, are entitled to notice of and to vote at the meeting. On the record date, 1,843,931 shares of our common stock were outstanding. Shareholders are entitled to one vote for each share of common stock held on the record date.

PROPOSAL NO. 1—APPROVAL OF THE 2003 STOCK PLAN

Background

We currently have two plans that allow us to issue options for the purchase of our common stock. The Non-Employee Director Stock Option Plan and the Employee Stock Option Plan, referred to as the existing plans, were adopted and approved by our Board of Directors and by our shareholders in June 2000. A total of 181,500 shares of common stock have been reserved for issuance under each existing plan, after giving effect to an eleven-for-ten stock split effected in the form of a 10% stock dividend in 2001 and 2002. The aggregate of 363,000 shares reserved under the existing plans represents 20% of the outstanding shares of our common stock. As of December 31, 2002, options for 340,642 shares were outstanding under the existing plans, with a weighted average exercise price of $9.10 per share, after giving effect to the two stock splits. A total of 22,358 shares remain available for issuance under the existing plans.

Our Board of Directors has approved the 2003 Stock Plan to replace the existing plans. Our Board believes the 2003 Stock Plan will give our company more flexibility in rewarding our directors, employees and consultants with equity interests in our company. The 2003 Stock Plan is attached as Appendix A.

The existing plans were adopted prior to our bank holding company reorganization, and therefore were subject to restrictive provisions applicable to banks under North Carolina law. The 2003 Stock Plan is not required to and does not contain these restrictive provisions because we now are a bank holding company. The 2003 Stock Plan also allows for the grant of equity-based compensation other than stock options. We would be able under the 2003 Stock Plan to issue restricted stock, stock bonuses and other equity-based compensation in addition to stock options. Although we currently have no plans to issue any form of equity-based compensation other than stock options, we believe the flexibility will allow us to adapt to any evolution in the marketplace affecting employee and director compensation.

Amount of Stock Reserved Under the 2003 Stock Plan

The 2003 Stock Plan will have reserved for issuance to employees, directors and consultants a total of 22,358 shares of common stock, plus any shares covered by outstanding options that are forfeited under the existing plans. The 22,358 shares represent the 22,358 shares remaining for issuance under the existing plans. If our shareholders approve the 2003 Stock Plan, that approval will also serve as the approval of the termination of the existing plans, which means that we will not be able to grant any more options under the existing plans. The stock options outstanding under the existing plans, however, will not be affected by the termination of the existing plans and those options will continue to be valid, exercisable and administered pursuant to the terms and conditions of the existing plans. If any options outstanding under the existing plans are forfeited, the shares covered by those forfeited options will become available for grant under the 2003 Stock Plan. If our shareholders approve the 2003 Stock Plan, the total number of shares of common stock reserved for issuance under the existing plans and the 2003 Stock Plan will be 363,000 shares, which is the total amount reserved for issuance under the existing plans, and which represents 20% of the total outstanding shares of our common stock. We did not wish to increase the aggregate amount of common stock available under our equity-based compensation plans.

We have granted options under the 2003 Stock Plan to two employees, who are not executive officers, for an aggregate amount of 6,500 shares. If our shareholders do not approve the 2003 Stock Plan, those options will have no effect and will be terminated, but we expect to grant the same amount of options to those two employees under our existing Employee Stock Option Plan. We have not granted options under the 2003 Stock Plan to any other employees.

General Terms of the 2003 Stock Plan

Eligibility and Administration. All of our employees and directors will be eligible to receive grants under the 2003 Stock Plan. The Executive Committee of the Board of Directors will administer the 2003 Stock Plan, as it currently administers the existing plans. Subject to the restrictions of the 2003 Stock Plan, the Executive Committee determines who is granted options or other awards allowed under the 2003 Stock Plan, the terms granted, including the exercise price, the number of shares subject to the award and the award’s exercisability.

Stock Options. The 2003 Stock Plan provides for the grant of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, solely to employees (including officers and employee directors), and nonstatutory stock options to employees, directors and consultants.

The exercise price of options granted under the 2003 Stock Plan will be determined on the date of grant, and in the case of incentive stock options must be at least 100% of the fair market value per share at the time of grant. The exercise price of any incentive stock option granted to an optionee who owns stock possessing more than 10% of the voting power of our outstanding capital stock must equal at least 110% of the fair market value of the common stock on the date of grant. The aggregate fair market value of common stock (determined as of the date of the option grant) for which incentive stock options may for the first time become exercisable by any individual in any calendar year may not exceed $100,000. Payment of the exercise price may be made by delivery of cash or a check.

We currently expect that options granted to employees and directors under the 2003 Stock Plan generally will become exercisable in increments, based on the optionee’s continued employment or service with us, over a period of up to five years. The term of an incentive stock option may not exceed 10 years. The form of option agreement will provide that options granted under the 2003 Stock Plan, whether incentive stock options or nonstatutory options, expire 10 years from the date of grant. Incentive stock options granted pursuant to the 2003 Stock Plan will not be transferable by the optionee, other than by will or the laws of descent and distribution, and will be exercisable during the optionee’s lifetime only by the optionee. Generally, in the event of our merger with or into another corporation or a sale of all or substantially all of our assets, all outstanding options under the 2003 Stock Plan will accelerate and become fully exercisable upon consummation of such merger or sale of assets. All of these provisions are identical to those contained in the existing plans or the agreements issued pursuant to the existing plans.

Restricted Stock. Restricted stock awards may be made to participants under the 2003 Stock Plan as an incentive for the performance of future services that will contribute materially to the successful operation of our company. A restricted stock award will be an award of common stock issued with the restriction that the holder may not sell, transfer, pledge or assign such stock and with other restrictions as the Executive Committee, in its sole discretion, may impose. The Executive Committee may determine the purchase price, if any, to be paid for restricted stock, the length of time during which the restrictions will apply and whether dividends and other distributions on the restricted stock will be paid currently to the participant. Upon termination of employment of a participant prior to the lapse of restrictions, all shares of restricted stock then held by the participant will be forfeited, unless otherwise provided in the award agreement or determined by the Executive Committee. The Executive Committee may set a minimum vesting period for restricted shares.

Stock Bonuses. Awards of stock may be made to participants under the 2003 Stock Plan for prior services that have contributed materially to the success of our company. The Executive Committee will determine the stock bonuses, if any, to be awarded.

Amendment. The Board may amend the 2003 Stock Plan at any time or from time to time or may terminate the 2003 Stock Plan without the approval of the shareholders, provided that shareholder approval will be required for any amendment to the 2003 Stock Plan that (1) increases the total number of shares reserved thereunder, (2) changes the provisions regarding eligibility for incentive stock options, (3) changes the requirements that the exercise price of an incentive stock option be set at the fair market value of our common stock at the time of grant, or (4) extends the expiration date of the 2003 Stock Plan beyond ten years. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the 2003 Stock Plan. The Board may accelerate the exercisability of any option or waive any condition or restriction pertaining to such option at any time. The 2003 Stock Plan will terminate in March 2013, unless terminated sooner by the Board.

Tax Consequences of Awards Under the 2003 Stock Plan

Stock Options. An optionee who is granted an incentive stock option under the 2003 Stock Plan will generally not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise will increase the optionee’s alternative minimum taxable income by an amount equal to the difference, if any, between the fair market value of the shares at the time of exercise and the option’s exercise price, and therefore may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option’s exercise or (ii) the sale price of the shares. We will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the optionee’s holding period with respect to such shares.

All other options that do not qualify as incentive stock options under the 2003 Stock Plan are referred to as nonstatutory options. Generally, an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. Upon its exercise, however, the optionee will generally recognize taxable ordinary income measured as the excess of the then fair market value of the shares acquired over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an optionee who is also one of our employees will be subject to tax withholding by us. We will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option. Upon resale of such shares by the optionee, any difference between the sales price received and the fair market value for the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the optionee’s holding period with respect to such shares.

Restricted Stock. A recipient of restricted stock, or any other stock award under the 2003 Stock Plan that is subject to a substantial risk of forfeiture, generally will be subject to tax at ordinary income rates on the excess over the purchase price, if any, of the fair market value of the restricted stock, or other stock award, at such time that the stock is no longer subject to forfeiture and restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who elects under Section 83(b) within 30 days of the date of transfer of the shares to be taxed at the time of the award will have taxable ordinary income equal to the excess of the fair market value of such shares on the date of the award, determined without regard to the restrictions, over the purchase price, if any, of such restricted stock, or other stock award. We will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the restricted stock or other stock award.

Stock Bonuses. The grant of a stock bonus to a participant under the 2003 Stock Plan will be included in that participant’s income as compensation in that year. Income will be recognized in the amount of the fair market value of the common stock awarded. We will be entitled to a deduction for compensation in an equal amount.

The foregoing is only a summary, based on the current Code and Treasury Regulations thereunder, of the federal income tax consequences to the optionee or other award recipient and our company with respect to the grant and exercise of options and the grant of other awards under the 2003 Stock Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee’s or award recipient’s death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Equity Compensation Plan Information

The following table provides information on our existing equity-based compensation plans, which consist entirely of our two existing stock option plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by our shareholders:
Non-Employee Director Stock Option Plan	168,157	$9.09	13,343
Employee Stock Option Plan	172,485	$9.12	9,015
Equity compensation plans not approved by our shareholders:
None
Total	340,642	$9.10	22,358

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting on this proposal at the meeting shall constitute approval of the 2003 Stock Plan. Votes withheld on this proposal will be counted for purposes of determining the presence or absence of a quorum for the transaction of business and will be treated as shares represented and voting on this proposal at the meeting. In accordance with North Carolina law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

Our Board of Directors has unanimously approved the 2003 Stock Plan and recommends that shareholders vote “FOR “ approval of the 2003 Stock Plan.

PROPOSAL NO. 2—ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Each year, one class is elected to serve for three years. At our annual meeting, five Class III directors will be elected for a term of three years, expiring in 2006, or until their successors are elected and qualified. The Class III directors standing for re-election in 2003 and their respective biographical summaries are:

Nominees

Name	Age (as of 02/28/03)	Business Experience For Last Five Years
James C. Branch	51	President, Nova Development Group (real estate development), Raleigh, North Carolina, since 1981.

Glenn Futrell	61	President/Owner, Roanoke Properties Limited Partnership (real estate development), Manteo, North Carolina, since 1984.

J. Keith Keener, M.D.	53	Senior Partner, Wake Nephrology Associates, Physician, Raleigh, North Carolina, since 1983.

W. Harold (Hal) Perry	53	Broker/Owner, RE/Max United; Managing Partner, Real Estate Marketing & Consulting, Inc. (real estate brokerage and development), Raleigh, North Carolina, since 1993.

Jack M. Stancil	61	Vice President, Stancil & Company, Certified Public Accountants, Raleigh, North Carolina, since 1975.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the meeting shall be elected as directors. In accordance with North Carolina law, votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Withheld votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors.

Our Board of Directors has unanimously approved and recommends that shareholders vote “FOR” the election of the Class III director nominees listed above.

PROPOSAL NO. 3—

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has appointed the firm of Dixon Odom PLLC, Sanford, North Carolina, to serve as our independent auditors for the fiscal year ending December 31, 2003, and recommends that the shareholders ratify this appointment. Dixon Odom PLLC has audited our consolidated accounts since we were formed in June 2002, and has audited the accounts of our subsidiary, North State Bank, since it began operations in June 2000, and has advised us that it does not have, and has not had, any direct or indirect financial interest in our company or our subsidiary in any capacity other than that of serving as independent auditors. Representatives of Dixon Odom PLLC are expected to attend the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

Voted Required

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting on this proposal at the meeting shall constitute ratification of the appointment of Dixon Odom PLLC. If the appointment of Dixon Odom PLLC is not ratified by the shareholders, the Board of Directors will reconsider its selection.

Our Board of Directors has unanimously approved and recommends a vote “FOR” the ratification of the appointment of Dixon Odom PLLC as our independent auditors for the fiscal year ending December 31, 2003.

OTHER INFORMATION

Principal Shareholders

The following table sets forth certain information regarding the ownership of shares of our common stock as of February 28, 2003 by (1) each person known by us to beneficially own more than 5% of the outstanding shares of common stock, (2) each director of our company, (3) each of the Named Executive Officers, as listed under “Executive Compensation—Summary Compensation” below, and (4) all directors and executive officers of our company as a group.

This table is based upon information supplied by our officers, directors and principal shareholders and from Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Share ownership in each case includes shares issuable upon exercise of options that may be exercised within 60 days after February 28, 2003 for purposes of computing the percentage of common stock owned by such person but not for purposes of computing the percentage owned by any other person. Unless otherwise noted, the address for each person listed is 6200 Falls of Neuse Road, Raleigh, North Carolina 27609. Applicable percentages are based on 1,843,931 shares outstanding on February 28, 2003.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Owned
Forrest H. Ball(1)	49,625	2.68%
Larry D. Barbour(2)	27,830	1.49
James C. Branch(3)	19,757	1.07
Hon. Allyson K. Duncan(4)	8,752	*
Charles T. Francis(5)	17,900	*
Glenn Futrell(6)	61,467	3.32
C. Thomas Hendrickson(7)	60,928	3.27
Jeanette W. Hyde(8)	27,968	1.51
J. Keith Keener, M.D.(9)	65,007	3.51
Hon. Burley B. Mitchell, Jr.(10)	9,196	*
Gary H. Pendleton(11)	14,800	*
W. Harold Perry(12)	88,697	4.78
Nutan T. Shah(13)	81,467	4.40
Fred J. Smith, Jr.(14)	345,769	18.62
Jack M. Stancil(15)	25,789	1.40
George C. Venters, M.D.(16)	34,216	1.85
Judy M. Stephenson(17)	14,641	*
Sandra A. Temple(18)	8,470	*
Charles A. Washburn(19)	13,310	*
Kirk A. Whorf(20)	8,954	*
All directors and executive officers as a group (20 persons)(21)	984,543	48.72%

*	Less than 1%.

(1)	Includes 9,200 shares of common stock obtainable upon exercise of stock options.
(2)	Includes 21,780 shares of common stock obtainable upon exercise of stock options.
(3)	Includes 8,625 shares of common stock obtainable upon exercise of stock options and 4,840 shares of common stock held by Mr. Branch’s children.
(4)	Includes 2,097 shares of common stock obtainable upon exercise of stock options.
(5)	Includes 5,898 shares of common stock obtainable upon exercise of stock options, 8,856 shares held jointly by Mr. Francis and his wife, and 1,936 shares owned by Mr. Francis’ law firm.
(6)	Includes 5,336 shares of common stock obtainable upon exercise of stock options and 11,555 shares of common stock held by Mr. Futrell’s wife.
(7)	Includes 21,300 shares of common stock obtainable upon exercise of stock options and 30,250 shares of common stock held jointly by Mr. Hendrickson and his wife.
(8)	Includes 3,768 shares of common stock obtainable upon exercise of stock options.
(9)	Includes 10,007 shares of common stock obtainable upon exercise of stock options and 53,790 shares held by a limited partnership of which Mr. Keener is a partner.
(10)	Includes 3,146 shares of common stock obtainable upon exercise of stock options.
(11)	Includes 5,120 shares of common stock obtainable upon exercise of stock options and 8,470 shares held by Mr. Pendleton’s company.
(12)	Includes 9,805 shares of common stock obtainable upon exercise of stock options, 64,130 shares of common stock held jointly by Mr. Perry and his wife, 1,210 shares of common stock held by his daughter, 1,210 shares held by his son and 12,100 shares of common stock held by Shaw Enterprises, of which Mr. Perry is a partner.
(13)	Includes 8,625 shares of common stock obtainable upon exercise of stock options, 27,225 shares held by Mr. Shah’s wife, 12,100 shares held by a partnership of which Mr. Shah is a partner, and 6,050 shares held by Mr. Shah’s children.
(14)	Includes 13,315 shares of common stock obtainable upon exercise of stock options, 6,050 shares held by Mr. Smith’s wife, 1,210 shares held by Mr. Smith’s child and 67,089 shares held by his company.
(15)	Includes 5,898 shares of common stock obtainable upon exercise of stock options.
(16)	Includes 3,966 shares of common stock obtainable upon exercise of stock options and 12,100 shares held jointly by Dr. Venters and his wife.
(17)	Includes 12,100 shares of common stock obtainable upon exercise of stock options and 121 shares held by Ms. Stephenson’s step-grandson.
(18)	Includes 7,260 shares of common stock obtainable upon exercise of stock options.
(19)	Includes 12,100 shares of common stock obtainable upon exercise of stock options.
(20)	Includes 7,744 shares of common stock obtainable upon exercise of stock options.
(21)	Includes information contained in (1) – (20).

To our knowledge, no individual shareholder beneficially owned more than 5% of our issued and outstanding common stock on February 28, 2003, with the exception of director Fred J. Smith, Jr. who beneficially owned 332,454 shares, constituting approximately 18.03% of our issued and outstanding common stock, excluding options on 13,315 shares that may be exercised within 60 days of February 28, 2003.

Other Directors

Class I Directors—terms expiring in 2004

Name	Age (as of 02/28/03)	Business Experience For Last Five Years
Forrest H. Ball	59	President, Hartwell Realty, Inc. (real estate sales and development), Garner, North Carolina since 1986; President, Dean Ball Farms, Inc. (agriculture) since 1989.

Honorable Allyson K. Duncan	51	Partner/Attorney, Kilpatrick Stockton LLP, Raleigh North Carolina, since 1998; prior to that, Member, North Carolina Utilities Commission, Raleigh, North Carolina, since June 1991.

C. Thomas Hendrickson	46	C. Thomas Hendrickson, Attorney at Law; Principal, Hendrickson Properties (real estate investments), Raleigh, North Carolina.

Honorable Burley B. Mitchell, Jr.	62	Member/Attorney, Womble Carlyle Sandridge & Rice, PLLC, Raleigh, North Carolina, since 1999; Prior to that, Chief Justice, North Carolina Supreme Court, Raleigh, North Carolina, since February 1982.

Nutan T. Shah	57	President and Chief Executive Officer, Nine Points, Inc. (real estate development and hotel management), Raleigh, North Carolina since 1997.

George C. Venters, M.D.	57	George C. Venters, M.D., P.A., Bone & Joint Surgery Clinic, Orthopaedic Surgeon, Raleigh, North Carolina, since 1976.

Class II Directors—terms expiring in 2005
Name	Age (as of 02/28/03)	Business Experience For Last Five Years
Larry D. Barbour	53

President and Chief Executive Officer, North State Bancorp, Raleigh, North Carolina, since June 2002; President and Chief Executive Officer, North State Bank, Raleigh, North Carolina, since November 1999; prior to that, Senior Vice President, Market Executive, Triangle Bank, Raleigh, North Carolina, since 1988.

Charles T. Francis	39	Partner/Attorney, Wood & Francis, PLLC, Raleigh, North Carolina.

Ambassador Jeanette W. Hyde	64	Private Investments, Raleigh, North Carolina, since 1998; Prior to that, U.S. Ambassador to Barbados and the Eastern Caribbean Countries, since 1994.

Brig. Gen. (Retired) Gary H. Pendleton	55	President/Owner, Preferred Planning & Insurance, Inc., Raleigh, North Carolina.

Fred J. Smith, Jr.	60

President, Fred Smith Company (real estate development), Raleigh, North Carolina; Managing Member, Sunbelt Golf Group, LLC (golf course development), Raleigh, North Carolina; Counsel, Smith Debnam Narron Wyche Story and Myers, LLP, Raleigh, North Carolina.

Director Compensation

Our directors receive a $1,000 annual retainer, except for the Chairman of the Board, Chairman of the Audit Committee and the Chairman of the Loan Committee who receive annual retainers of $2,500, $2,500 and $1,500, respectively. Annual retainers will be forfeited by a director if he or she attends less than 80% of the meetings of the Board and any committees on which he or she serves. Directors also receive $250 for each Board meeting attended, $250 for each Executive Committee meeting attended and $150 for each committee meeting other than Executive Committee meetings that they attend. In December 2001, we implemented a non-qualifying deferred compensation plan for directors. Under the plan, a participating director may elect to defer receipt of all or a portion of his or her directors fees that would otherwise be payable in cash. At the end of each calendar year, the fees electively deferred during the year are converted, using a formula based upon 125% of the dollar amount of fees deferred and the fair value of our common stock at year-end, into a hypothetical number of shares, or phantom shares, credited to the participating director’s account. The then current value of all phantom shares accumulated under the plan is payable to the participating director, or to his or her designated beneficiary, upon retirement, disability or death. During 2002, a total provision of $79,000 was charged to expense to provide for future obligations payable under this plan.

Our directors are eligible to be granted stock options under our Stock Option Plan for Non-Employee Directors. No options were granted in 2002. In 2000, we granted to our directors stock options for an aggregate of 157,300 shares of our common stock.

Board of Director Meetings

The business of our company is under the general management of the Board of Directors as provided by the laws of North Carolina and our bylaws. During the fiscal year ended December 31, 2002, the Board of Directors held six formal meetings. Each person who was a director during 2002 attended at least 75% of the Board of Directors meetings and the meetings of the committees on which he or she served, except for directors Duncan, Francis and Hyde due to prior business commitments.

Committees

We have an Executive Committee and an Audit Committee.

Executive Committee. The Executive Committee is composed of directors Barbour, Ball, Francis, Keener, Hendrickson, Smith, Perry and Stancil. The Executive Committee has the power to act on behalf of the full Board of Directors in nearly all matters concerning our operations. The Executive Committee also addresses the performance, compensation and other personnel matters as they relate to our President and Chief Executive Officer. The Executive Committee also serves as the Nominating Committee, and, in this capacity, recommends to the Board the names of persons to be considered for nomination and election to the Board. The Executive Committee will consider nominations suggested by shareholders. The Executive Committee held 12 meetings in 2002.

Audit Committee. The Audit Committee is composed of directors Stancil, Mitchell and Francis, none of whom are our employees. The Audit Committee provides general oversight of the internal audit function, reviews the findings of external audits and examinations, evaluates the adequacy of our insurance coverage and reviews the activities of our regulatory compliance efforts. The Audit Committee held three meetings in 2002.

Executive Officers

The following table sets forth certain information concerning our executive officers as of February 28, 2003:

Name	Age (as of 02/28/03)	Position with North State Bank and Business Experience for Last Five Years

Larry D. Barbour	53

President and Chief Executive Officer, North State Bancorp, Raleigh, North Carolina, since June 2002; President and Chief Executive Officer, North State Bank, Raleigh, North Carolina, since November 1999; prior to that, Senior Vice President, Market Executive, Triangle Bank, Raleigh, North Carolina, since 1988.

Judy M. Stephenson	57

Executive Vice President, Business Development, Commercial Lending, North State Bank, Raleigh, North Carolina, since November 1999; prior to that, Senior Vice President, Triangle Bank, Raleigh, North Carolina, since January 1988.

Sandra A. Temple	51

Chief Operations Officer, Senior Vice President and Corporate Secretary, North State Bank, Raleigh, North Carolina, since March 2000; prior to that, Vice President/Cash Management, Triangle Bank, Raleigh, North Carolina, since December 1998; prior to that, Vice President, First-Citizens Bank & Trust, Raleigh, North Carolina, since March 1998; prior to that, Vice President/Branch Operations, Triangle Bank, Raleigh, North Carolina, since December 1987.

Charles A. Washburn	41	Chief Credit Officer and Executive Vice President, North State Bank, Raleigh, North Carolina, since May 2000; prior to that, Senior Vice President, First-

Citizens Bank & Trust, Raleigh, North Carolina, since May 1996.

Kirk A. Whorf	45

Chief Financial Officer, North State Bancorp, Raleigh, North Carolina, since June 2002; Chief Financial Officer and Senior Vice President, North State Bank, Raleigh, North Carolina, since March 2000; prior to that, Senior Vice President/Funds Manager, Triangle Bank, Raleigh, North Carolina, since 1995.

Executive Compensation

Summary Compensation

The following table sets forth all compensation paid by us for services rendered to us in all capacities for the fiscal years ended December 31, 2000, 2001 and 2002 to our Chief Executive Officer and our other executive officer and our subsidiary’s executive officers who earned at least $100,000 in the respective fiscal year. We refer to these executive officers as the Named Executive Officers.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus		Securities Underlying Stock Options	All Other Compensation(1)
Larry D. Barbour President and Chief Executive Officer	2002 2001 2000	$ $ $	164,436 164,436 158,420	$ $ $	75,000 30,000 15,000	— — 54,450	$ $	5,575 1,927 —

Charles A. Washburn Chief Credit Officer and Executive Vice President	2002 2001 2000	$ $ $	116,000 111,500 110,000	$ $ $	22,000 10,000 6,000	— — 30,250	$ $ $	8,948 5,048 51,000	(2)

Judy M. Stephenson Executive Vice President, Business Development, Commercial Lending	2002 2001 2000	$ $ $	110,000 105,800 100,000	$ $ $	22,000 12,000 8,000	— — 30,250	$ $	— 890 20,000	(3)

Kirk A. Whorf Chief Financial Officer and Senior Vice President	2002 2001 2000	$ $ $	92,766 86,500 74,870	$ $ $	16,000 7,000 6,000	— — 19,360		— — —

Sandra A. Temple Chief Operations Officer and Senior Vice President	2002 2001 2000	$ $ $	85,000 81,667 63,430	$ $ $	19,000 9,000 7,000	— — 18,150		— — —

(1)	These amounts represent primarily life and health insurance premiums paid by us on behalf of executive officers, automobile allowances and club dues and membership fees.

(2)	Mr. Washburn received a signing bonus upon accepting his position with us and also received reimbursement for expenses incurred in his relocation to the Raleigh area.

(3)	Ms. Stephenson received an extra bonus for performance in 2000.

Option Grants, Exercises and Holdings and Fiscal Year-End Option Values

We did not grant any stock options during the year ended December 31, 2002 to the Named Executive Officers.

The following table sets forth certain information concerning the number and value of unexercised options held by the Named Executive Officers as of December 31, 2002:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

				Number of Securities Underlying Unexercised Options		Value of Unexercised In-the-Money Options
	Shares Acquired on	Value		at December 31, 2002(#)		At December 31, 2002($)(1)
Name	Exercise(#)	Realized($)		Exercisable	Unexercisable	Exercisable	Unexercisable
Larry D. Barbour	– 0 –	$	– 0 –	21,780	32,670	$41,600	$62,400
Charles A. Washburn	– 0 –	$	– 0 –	12,100	18,150	$23,111	$34,667
Judy M. Stephenson	– 0 –	$	– 0 –	12,100	18,150	$23,111	$34,667
Kirk A. Whorf	– 0 –	$	– 0 –	7,744	11,616	$14,791	$22,187
Sandra A. Temple	– 0 –	$	– 0 –	7,260	10,890	$13,867	$20,800

(1)	Market value of our common stock at December 31, 2002 ($11.00 per share), based on the last trade of our common stock known to us in 2002, minus the exercise price. Options are considered in-the-money if the market value of the shares covered thereby is greater than the exercise price.

Employment and Change in Control Agreements

We have entered into an employment agreement with Larry D. Barbour, our President and Chief Executive Officer. Under the terms of this agreement, we will employ Mr. Barbour until May 30, 2003. During that time, we cannot terminate Mr. Barbour except for cause. The agreement automatically renews on June 1, 2003 for an additional year, and will renew automatically every year thereafter, unless notice is given by us or Mr. Barbour at least 30 days before the renewal date. Mr. Barbour’s current annual salary is $164,436. In the event of our sale or other change in control that results in the termination or diminished compensation, duties or benefits of Mr. Barbour, he would receive three times his most recent salary and bonus, and the continuation of health and other insurance benefits until age 65.

We also have entered into an agreement with each of Judy M. Stephenson, Charles A. Washburn, Kirk A. Whorf and Sandra A. Temple whereby in the event of our sale or other change in control that results in the termination or diminished compensation, duties or benefits of the officer, each agreement provides for the payment of three times the officer’s most recent salary and bonus, and the continuation of health and other insurance benefits for three years after termination, except for Ms. Stephenson who would receive benefit coverage until her retirement, as defined in the agreement. Continuation of the health and other insurance benefits will cease if the officer finds other employment that provides coverage.

Transactions with Management

We have had, and expect to have in the future, banking transactions in the ordinary course of business with our executive officers, directors and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with third parties. In the opinion of our management, these transactions have not and will not involve more than the normal risk of collectibility or present other unfavorable features.

Report of the Audit Committee

The Audit Committee has reviewed and discussed our consolidated audited financial statements for fiscal 2002 with management. The Audit Committee has discussed with Dixon Odom PLLC, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has received the written disclosures and the letter from Dixon Odom required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with Dixon Odom its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the consolidated audited financial statements be included in our Annual Report on Form 10-KSB for fiscal 2002.

The Board of Directors has determined that the members of the Audit Committee are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards, as applicable and as may be modified or supplemented, although our common stock is not listed on Nasdaq. The Audit Committee recommended and the Board of Directors approved in 2002 a new Audit Committee charter, a copy of which is attached as Appendix B.

Audit Fees. Dixon Odom billed us aggregate fees of $32,056 for professional services rendered for the audit of our annual consolidated financial statements for fiscal year 2002 and for reviews of the consolidated financial statements included in our quarterly reports for the first three quarters of fiscal 2002 that were filed with the FDIC and the SEC.

All Other Fees. Dixon Odom billed us aggregate fees of $4,996 for professional services rendered in fiscal 2002 other than audit services and review of quarterly reports. These fees resulted primarily from services rendered for the review of our fiscal 2001 tax returns and other assurance services. The Audit Committee of the Board of Directors considered these activities to be compatible with the maintenance of Dixon Odom’s independence. We did not engage Dixon Odom in fiscal 2002 to perform any services for financial information systems design or implementation.

Submitted by:	The Audit Committee

Jack M. Stancil
Hon. Burley B. Mitchell, Jr.
Charles T. Francis

This Audit Committee Report shall not be deemed to be filed with the SEC or incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act, our directors and executive officers are required to file reports with the FDIC indicating their holdings of and transactions in our equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act which were not timely filed during the fiscal year ended December 31, 2002, except as follows: Forrest H. Ball, a director, who inadvertently failed to report the purchase of 1,000 shares on May 31, 2002, for which the required report was filed on October 1, 2002, and directors James C. Branch, C. Thomas Hendrickson and Jeanette W. Hyde, and Chief Financial Officer Kirk A. Whorf, whose initial report of beneficial ownership on Form 3 were due on July 11, 2002, but who filed their reports on August 20, 2002.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Shareholders having proposals that they desire to present at next year’s annual meeting of our shareholders should, if they desire that such proposals be included in our proxy statement relating to such meeting, submit such proposals in time to be received by us not later than December 30, 2003. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act and the Board of Directors directs the close attention of interested shareholders to that rule. In addition, management’s proxy holders will have discretion to vote proxies given to them on any shareholder proposal of which we do not have notice prior to February 25, 2004. Proposals should be mailed to the Corporate Secretary, 6200 Falls of Neuse Road, Raleigh, North Carolina 27609.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the meeting, but intends that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

APPENDIX A

NORTH STATE BANCORP

2003 STOCK PLAN

1. Purpose. This 2003 Stock Plan (the “Plan”) is intended to provide incentives:

(a) to employees of North State Bancorp (the “Company”), or its parent (if any) or any of its present or future subsidiaries (collectively, “Related Corporations”), by providing them with opportunities to purchase Common Stock (as defined below) of the Company pursuant to options granted hereunder that qualify as “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”);

(b) to directors, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase Common Stock (as defined below) of the Company pursuant to options granted hereunder that do not qualify as ISOs (Nonstatutory Stock Options, or “NSOs”);

(c) to employees and consultants of the Company and Related Corporations by providing them with bonus awards of Common Stock (as defined below) of the Company (“Stock Bonuses”); and

(d) to employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of Common Stock (as defined below) of the Company (“Purchase Rights”).

Both ISOs and NSOs are referred to hereafter individually as “Options,” and Options, Stock Bonuses and Purchase Rights are referred to hereafter collectively as “Stock Rights.” As used herein, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation,” respectively, as those terms are defined in Section 424 of the Code.

2. Administration of the Plan.

(a) The Plan shall be administered by (i) the Board of Directors of the Company (the “Board”), or (ii) a committee consisting of directors or other persons appointed by the Board (the “Committee”). The appointment of the members of, and the delegation of powers to, the Committee by the Board shall be consistent with applicable laws and regulations (including, without limitation, the Code, Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule thereto (“Rule 16b-3”), and any applicable state law (collectively, the “Applicable Laws”). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

(b) Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by an Applicable Law), and subject to the terms of the Plan, the Committee, if so appointed, shall have the authority, in its discretion, to:

(i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under Section 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the classes of individuals and entities eligible under Section 3 to receive NSOs, Stock Bonuses and Purchase Rights) to whom NSOs, Stock Bonuses and Purchase Rights may be granted;

(ii) determine the time or times at which Options, Stock Bonuses or Purchase Rights may be granted (which may be based on performance criteria);

(iii) determine the number of shares of Common Stock subject to any Stock Right granted by the Committee;

(iv) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in Section 6 hereof, as appropriate, and the purchase price of shares subject to each

Purchase Right and to determine the form of consideration to be paid to the Company for exercise of such Option or purchase of shares with respect to a Purchase Right;

(v) determine whether each Option granted shall be an ISO or NSO;

(vi) determine (subject to Section 7) the time or times when each Option shall become exercisable and the duration of the exercise period;

(vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Stock Bonuses and Purchase Rights and the nature of such restrictions, if any;

(viii) approve forms of agreement for use under the Plan;

(ix) determine the fair market value of a Stock Right or the Common Stock underlying a Stock Right;

(x) accelerate vesting on any Stock Right or to waive any forfeiture restrictions, or to waive any other limitation or restriction with respect to a Stock Right;

(xi) reduce the exercise price of any Stock Right if the fair market value of the Common Stock covered by such Stock Right shall have declined since the date the Stock Right was granted;

(xii) institute a program whereby outstanding Options can be surrendered in exchange for Options with a lower exercise price;

(xiii) modify or amend each Stock Right (subject to Section 8(d) of the Plan) including the discretionary authority to extend the post-termination exercisability period of Stock Rights longer than is otherwise provided for by terms of the Plan or the Stock Right;

(xv) construe and interpret the Plan and Stock Rights granted hereunder and prescribe and rescind rules and regulations relating to the Plan; and

(xvi) make all other determinations necessary or advisable for the administration of the Plan.

If the Committee determines to issue a NSO, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

(c) The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, approved in person at a meeting or in writing, shall be the valid acts of the Committee. All references in this Plan to the Committee shall mean the Board if no Committee has been appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members thereof and thereafter directly administer the Plan.

(d) Those provisions of the Plan that make express reference to Rule 16b-3 shall apply to the Company only at such time as the Company’s Common Stock is registered under the Exchange Act, and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a “Reporting Person”).

(e) To the extent that Stock Rights are to be qualified as “performance-based” compensation within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee consisting of two or more “outside directors” as determined under Section 162(m) of the Code.

3. Eligible Employees and Others.

(a) Eligibility. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers of the Company who are not employees may not be granted ISOs under the Plan. NSOs, Stock Bonuses and

Purchase Rights may be granted to any director, employee or consultant of the Company or any Related Corporation. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him or her or it from, participation in any other grant of Stock Rights.

(b) Special Rule for Grant of Stock Rights to Reporting Persons. The selection of a director or an officer who is a Reporting Person (as the terms “director” and “officer” are defined for purposes of Rule 16b-3) as a recipient of a Stock Right, the timing of the Stock Right grant, the exercise price, if any, of the Stock Right and the number of shares subject to the Stock Right shall be determined either (i) by the Board, or (ii) by a committee of the Board that is composed solely of two or more Non-Employee Directors having full authority to act in the matter. For the purposes of the Plan, a director shall be deemed to be a “Non-Employee Director” only if such person is defined as such under Rule 16b-3(b)(3), as interpreted from time to time.

4. Stock. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $1.00 per share, or such shares of the Company’s capital stock into which such class of shares may be converted pursuant to any reorganization, recapitalization, merger, consolidation or the like (the “Common Stock”), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares that may be issued pursuant to the Plan is Twenty-Two Thousand Three Hundred Fifty-Eight (22,358) shares of Common Stock plus any shares subject to outstanding options that are forfeited under the Company’s Non-Employee Director Stock Option Plan and Employee Stock Option Plan (the “Existing Plans”), subject to adjustment as provided herein, such that the aggregate number of shares that may be issued pursuant to the Plan and the Existing Plans is Three Hundred Sixty-Three Thousand (363,000) shares, subject to adjustment as provided herein. Any such shares may be issued as ISOs, NSOs or Stock Bonuses, or to persons or entities making purchases pursuant to Purchase Rights, so long as the number of shares so issued does not exceed such aggregate number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any shares issued pursuant to Stock Rights, the unpurchased shares subject to such Options and any shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

5. Granting of Stock Rights. Stock Rights may be granted under the Plan at any time after the Effective Date, as set forth in Section 15, and prior to ten (10) years thereafter. The date of grant of a Stock Right under the Plan will be the date specified by the Board or Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Board or Committee acts. The Board or Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to an NSO pursuant to Section 16.

6. Minimum Price; ISO Limitations.

(a) The price per share specified in the agreement relating to each NSO, Stock Bonus or Purchase Right granted under the Plan shall be established by the Board or Committee, taking into account any noncash consideration to be received by the Company from the recipient of Stock Rights.

(b) The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110% of the fair market value per share of Common Stock on the date of the grant.

(c) To the extent that the aggregate fair market value (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceeds $100,000, or such higher value as permitted under Code Section 422 at the time of determination, such Options will be treated as NSOs, provided that this Section shall have no force or effect to the extent that its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422 of the Code. The rule of this Section 6(c) shall be applied by taking Options in the order in which they were granted.

(d) If, at the time a Stock Right is granted under the Plan, the Company’s Common Stock is publicly traded, “fair market value” shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the time such a Stock Right is granted and shall mean:

(i) if the Common Stock is then traded on a national securities exchange, or on the Nasdaq National Market (the “NASDAQ/NMS”) or the Nasdaq SmallCap Market, the closing sale price for such stock (or the closing bid, if no sales were reported as quoted on such exchange or market); or

(ii) the closing bid price or average of bid prices last quoted by an established quotation service, if the Common Stock is not reported on National Securities Exchange, the NASDAQ/NMS or the Nasdaq SmallCap Market; or

(iii) the average of the high and low sales prices or, in the absence of sales prices, the average of the bid and ask prices known to the Company, if the Common Stock is not quoted by any established quotation service.

7. Option Duration. Subject to earlier termination as provided in Sections 9 and 10, each Option shall expire on the date specified by the Board or Committee, but not more than:

(a) 10 years from the date of grant in the case of NSOs;

(b) 10 years from the date of grant in the case of ISOs generally; and

(c) 5 years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation.

Subject to earlier termination as provided in Sections 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into an NSO pursuant to Section 16.

8. Exercise of Options. Subject to the provisions of Section 9 through Section 12 of the Plan, each Option granted under the Plan shall be exercisable as follows:

(a) the Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Board or Committee may specify;

(b) once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Board or Committee;

(c) each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable; and

(d) the Board or Committee shall have the right to accelerate the date of exercise of any installment of any Option, provided that the Board or Committee shall not accelerate the exercise date of any installment of any ISO granted to any employee (and not previously converted into an NSO pursuant to Section 16) without the prior consent of such employee if such acceleration would violate the annual vesting limitation contained in Section 422 of the Code, as described in Section 6(c).

9. Termination of Employment. If a grantee ceases to be a director of or employed by the Company and all Related Corporations other than by reason of death or disability as defined in Section 10, unless otherwise specified in the instrument granting such Stock Right, the grantee shall have the continued right to exercise any Stock Right held by him or her, to the extent of the number of shares with respect to which he or she could have exercised it on the date of termination until the Stock Right’s specified expiration date; provided, however, in the event the grantee exercises any ISO after the date that is three (3) months following the date of termination of employment, such ISO will automatically be converted into an NSO subject to the terms of the Plan. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such grantee’s right to reemployment with the Company is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Company shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the grantee after the approved period of absence; provided that the foregoing approval requirement shall not apply to a leave of absence guaranteed by statute or contract. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. For purposes of this Plan, a change in status from employee to a consultant, or from a consultant to employee, will not constitute a termination of employment, provided that a change in status from an employee to consultant may cause an ISO to become an NSO under the Code.

NOTHING IN THE PLAN SHALL BE DEEMED TO GIVE ANY GRANTEE OF ANY STOCK RIGHT THE RIGHT TO BE RETAINED IN EMPLOYMENT OR OTHER SERVICE BY THE COMPANY OR ANY RELATED CORPORATION FOR ANY PERIOD OF TIME OR TO AFFECT THE AT-WILL NATURE OF ANY EMPLOYEE’S EMPLOYMENT.

10. Death; Disability.

(a) If a grantee ceases to be a director of or employed by the Company and all Related Corporations by reason of death, or if a grantee dies within three (3) months of the date his or her employment service or other affiliation with the Company has been terminated, any Stock Right held by him or her may be exercised to the extent of the number of shares with respect to which he or she could have exercised said Stock Right on the date of death, by his or her estate, personal representative or beneficiary who has acquired the Stock Right by will or by the laws of descent and distribution (the “Successor Grantee”), unless otherwise specified in the instrument granting such Stock Right, prior to the earlier of (i) one year after the date of termination or (ii) the Stock Right’s specified expiration date; provided, however, that a Successor Grantee shall be entitled to ISO treatment under Section 421 of the Code only if the deceased optionee would have been entitled to like treatment had he or she exercised such Option on the date of his or her death; and provided further, that in the event the Successor Grantee exercises an ISO after the date that is one year following the date of termination by reason of death, such ISO will automatically be converted into a NSO subject to the terms of the Plan.

(b) If a grantee ceases to be a director of or employed by the Company and all Related Corporations by reason of disability, he or she shall continue to have the right to exercise any Stock Right held by him or her on the date of termination until, unless otherwise specified in the instrument granting such Stock Right, the earlier of (i) one year after the date of termination or (ii) the Stock Right’s specified expiration date; provided, however, in the event the grantee exercises an ISO after the date that is one year following the date of termination by reason of disability, such ISO will automatically be converted into a NSO subject to the terms of the Plan. For the purposes of the Plan, the term “disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.

(c) The provisions of subsections (a) and (b) of this Section 10 regarding the exercise period of a Stock Right may be waived, extended or further limited, in the discretion of the Board or Committee, in an instrument granting a Stock Right that is not an ISO.

11. Transferability and Assignability of Stock Rights.

(a) No ISO granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. An ISO may be exercised during the lifetime of the optionee only by the optionee.

(b) At the discretion of the Board or Committee, any NSO or Purchase Right may be transferable by the grantee (i) to the grantee’s family members, or (ii) by will or by the laws of descent and distribution. For purposes of the Plan, a grantee’s “family members” shall be deemed to consist of his or her spouse, parents, children, grandparents, grandchildren and any trusts created for the benefit of such individuals. A family member to whom any such Stock Right has been transferred pursuant to this Section 11(b) shall be hereinafter referred to as a “Permitted Transferee.” A Stock Right shall be transferred to a Permitted Transferee in accordance with the foregoing provisions, and subject to all the provisions of the Stock Right Agreement and this Plan, by the execution by the grantee and the transferee of an assignment in writing in such form approved by the Board or the Committee. The Company shall not be required to recognize the rights of a Permitted Transferee until such time as it receives a copy of the assignment from the grantee.

12. Terms and Conditions of Stock Rights. Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Board or Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Sections 6 through 11 hereof and may contain such other provisions as the Board or Committee deems advisable that are not inconsistent with the Plan, including restrictions (or other conditions deemed by the Board or Committee to be in the best interests of the Company) applicable to the exercise of Options or to shares of Common Stock issuable upon exercise of Options. In granting any NSO, the Board or Committee may specify that such NSO shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Board or Committee may determine. The Board or Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

13. Adjustments. Upon the occurrence of any of the following events, the rights of a recipient of a Stock Right granted hereunder shall be adjusted as hereinafter provided, unless otherwise provided in the written agreement between the recipient and the Company relating to such Stock Right.

(a) If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of outstanding Stock Rights shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price (if any) per share to reflect such subdivision, combination or stock dividend.

(b) If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), all Stock Rights shall become vested and fully and immediately exercisable and, unless otherwise provided by the Board or Committee, in its sole discretion, the Board or Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, as to outstanding Stock Rights, make appropriate provision for the continuation of such Stock Rights by assumption of such Stock Rights.

(c) In the event of a transaction, including without limitation, a recapitalization or reorganization of the Company (other than a transaction described in subsection (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee or grantee upon exercising any Stock Rights shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised the Stock Right immediately prior to such recapitalization or reorganization.

(d) In the event of the proposed dissolution or liquidation of the Company, each Stock Right will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board or Committee.

(e) Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to a Stock Right. No adjustments shall be made for dividends paid in cash or in property other than Common Stock of the Company.

(f) No fractional shares shall be issued under the Plan and any optionee who would otherwise be entitled to receive a fraction of a share upon exercise of a Stock Right shall receive from the Company cash in lieu of such fractional shares in an amount equal to the fair market value of such fractional shares, as determined in the sole discretion of the Board or Committee.

(g) Upon the happening of any of the foregoing events described in subsections (a), (b) or (c) above, the class and aggregate number of shares set forth in Section 4 hereof that are subject to Stock Rights that previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described. The Board or Committee or the Successor Board shall determine the specific adjustments to be made under this Section 13 and, subject to Section 2, its determination shall be conclusive.

14. Means of Exercising Stock Rights. Except as otherwise provided in this Plan or the instrument evidencing the Stock Right, a Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address to the attention of its President. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the exercise price therefor, if any, payable in United States dollars in cash or by check. The holder of a Stock Right shall not have the rights of a stockholder with respect to the shares covered by the Stock Right until the date of issuance of a stock certificate for such shares. Except as expressly provided in Section 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

15. Term and Amendment of Plan. This Plan was adopted by the Board on March 27, 2003 (the “Effective Date”), subject (with respect to the validation of ISOs granted under the Plan) to approval of the Plan by the stockholders of the Company. The Plan will be approved by the stockholders of the Company within one year of the Effective Date. The Plan shall expire ten (10) years after the Effective Date (except as to Stock Rights outstanding on that date). Subject to the provisions of Section 5, Stock Rights may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that without the approval of the stockholders obtained within twelve (12) months before or after the Board adopts a resolution authorizing any of the following actions:

(a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Section 13);

(b) the provisions of Section 3 regarding eligibility for grants of ISOs may not be modified;

(c) the provisions of Section 6(b) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to Section 13); and

(d) the expiration date of the Plan may not be extended.

Except as provided in Section 13(b) and the fifth sentence of this Section 15, in no event may action of the Board or stockholders adversely alter or impair the rights of a grantee, without his or her consent, under any Stock Right previously granted.

16. Conversion of ISOs into NSOs; Termination of ISOs. The Board or Committee, with the consent of any optionee, may in its discretion take such actions as may be necessary to convert an optionee’s ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into NSOs at any time prior to the expiration of such ISOs. These actions may include, but not be limited to, accelerating the exercisability, extending the exercise period or reducing the exercise price of the appropriate installments of optionee’s Options. At the time of such conversion, the Board or Committee (with the consent of the optionee) may impose these conditions on the exercise of the resulting NSOs as the Board or Committee in its discretion may determine, provided that the conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee’s ISOs converted into NSOs, and no conversion shall occur until and unless the Board or Committee takes appropriate action. The Board or Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of termination.

17. Governmental Regulation. The Company’s obligation to sell and deliver shares of the Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

18. Withholding of Additional Income Taxes.

(a) Upon the exercise of an NSO, or the grant of a Stock Bonus or Purchase Right for less than the fair market value of the Common Stock, the making of a Disqualifying Disposition (as defined in Section 19), or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company, in accordance with Section 3402(a) of the Code and any applicable state statute or regulation, may require the optionee, Stock Bonus recipient or purchaser to pay to the Company additional withholding taxes in respect of the amount that is considered compensation includable in such person’s gross income. With respect to (i) the exercise of an Option, (ii) the grant of a Stock Bonus, (iii) the grant of a Purchase Right of Common Stock for less than its fair market value, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right, the Committee in its discretion may condition such event on the payment by the optionee, Stock Bonus recipient or purchaser of any such additional withholding taxes.

(b) At the sole and absolute discretion of the Board or the Committee, the holder of Stock Rights may pay all or any part of the total estimated federal and state income tax liability arising out of the exercise or receipt of such Stock Rights, the making of a Disqualifying Disposition, or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder (each of the foregoing, a “Tax Event”) by tendering already-owned shares of Common Stock or (except in the case of a Disqualifying Disposition) by directing the Company to withhold shares of Common Stock otherwise to be transferred to the holder of such Stock Rights as a result of the exercise or receipt thereof in an amount equal to the estimated federal and state income tax liability arising out of such event, provided that no more shares may be withheld than are necessary to satisfy the holder’s actual minimum withholding obligation with respect to the exercise of Stock Rights. In such event, the holder of Stock Rights must, however, notify the Committee of his or her desire to pay all or any part of the total estimated federal and state income tax liability arising out of a Tax Event by tendering already-owned shares of Common Stock or having shares of Common Stock withheld prior to the date that the amount of federal or state income tax to be withheld is to be determined. For purposes of this Section 18(b), shares of Common Stock shall be valued at their fair market value on the date that the amount of the tax withholdings is to be determined.

19. Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition (as defined below) of any Common Stock acquired pursuant to the exercise of an ISO. A “Disqualifying Disposition” is any disposition (including any sale) of such Common Stock before either (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

20. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of North Carolina. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

APPENDIX B

North State Bancorp

Audit Committee Charter

Mission Statement

The Audit Committee will assist the Board of Directors of North State Bancorp in fulfilling its oversight responsibilities. The Audit Committee will appraise the financial reporting process, the audit process, the accounting function, the internal controls, the disclosure controls and procedures, and the Company’s process for monitoring compliance with applicable laws, regulations and the Company’s code of conduct. In performing its duties, the Audit Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors. To properly perform his or her role, each committee member must have an understanding of the responsibilities of committee membership as well as familiarity with the Company’s business, operations and risks.

Organization

•	The Audit Committee will be composed of not less than three nor more than five members of the Board of Directors.

•	The Board of Directors will appoint committee members annually for a term of one year.

•	The members of the committee will appoint a chairperson.

•	Each committee member must be financially literate.

•	At least one member of the Audit Committee shall be a financial expert, as that term is defined in the regulations of the Securities and Exchange Commission.

•	The Audit Committee shall be comprised solely of non-employee directors who are free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. Each committee member also must:

•	Satisfy the director independence standards of the Nasdaq; and

•	Not receive any consulting, advisory or other compensatory fee from the Company or its subsidiaries, other than director fees.

•	A majority of the committee members will constitute a quorum.

•	The committee will meet at least four times a year, or more frequently as required, and at such times and places, or telephonically, as it deems advisable.

•	The committee will keep minutes of its meetings and report to the Board of Directors after each meeting of the committee.

•	The external and internal auditors will have the right to appear before and be heard by the Audit Committee.

•	The committee will have the right, for the purpose of the proper performance of its functions, to meet at any reasonable time with the Company’s external and internal auditors, general and outside counsel, investment advisors, financial analysts, and any other advisors, or any of the directors, officers or employees of the Company.

•	The committee will have the right to engage independent counsel and other advisors regarding accounting matters, and to determine and pay the compensation of those advisors from Company funds.

Roles and Responsibilities

Engagement of Audit and Other Accounting Services

•	Select and hire the independent auditor.

•	Select and hire the independent auditor to perform non-audit services.

•	Review the performance of the external auditors and determine the appointment, retention or discharge of the external auditors.

•	Determine the compensation to be paid to the independent auditor for all services to be performed for the Company.

Controls

•	Evaluate the adequacy of the Company’s internal controls and disclosure controls and procedures through the use of outside and internal auditors.

•	Determine whether management is appropriately communicating the importance of internal controls and disclosure controls and procedures.

•	Appraise the extent to which internal and external auditors examine computer systems and applications, the security of those systems and contingency plans for processing financial information in the event of a systems breakdown.

•	Determine whether internal control and disclosure control recommendations made by internal and external auditors are responded to by management in a timely fashion.

•	Ensure that the external auditors have access to the Audit Committee with regard to issues of fraud, deficiencies in internal controls and disclosure controls and related matters.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting and auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Financial Reporting

General

•	Review significant accounting and reporting issues, including recent professional and regulatory and accounting initiatives and pronouncements, and understand their impact on the financial statements.

•	Discuss with management and the internal and external auditors, together and/or separately, any significant risks and exposures and the plans to minimize such risks.

Annual Financial Statements

•	Review the annual financial statements and determine whether they are consistent with the information known to committee members and should be included in the Annual Report on Form 10-K.

•	Review the critical accounting policies used in the audit, alternative treatments of financial information discussed between the external auditor and management, and material communications between the external auditor and management.

•	Discuss judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of revenue recognition and reserves.

•	Meet with management and the external auditors, together and separately, to discuss the financial statements and the results of the audit.

•	Review the Annual Report on Form 10-K before its release and consider whether the information contained therein is consistent with members’ knowledge about the Company and its operations.

Interim Financial Statements

•	Be briefed on how management develops and summarizes quarterly financial information, and the extent to which the external auditors review quarterly financial information.

•	Meet with management and the external auditors, together and separately, either telephonically or in person, to discuss the interim financial statements and the results of the review.

•	Review the Quarterly Report on Form 10-Q before its release and consider whether the information contained therein is consistent with members’ knowledge about the Company and its operations.

Compliance with Laws and Regulations

•	Appraise the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

•	Periodically obtain updates from management regarding compliance.

•	Discuss separately with management and the external auditor any pending, threatened or expected litigation, taxation or regulatory matters.

•	Review with management and the external auditor, together and separately, the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission.

Compliance with Code of Conduct

•	Ensure that a code of conduct is formalized in writing and obligate management to communicate it to all employees.

•	Evaluate whether management is appropriately communicating the importance of the code of conduct and the guidelines for acceptable business practices.

•	Review the program for monitoring compliance with the code of conduct.

•	Periodically obtain updates from management regarding compliance.

Internal Audit

•	Review the activities and organizational structure of the internal audit function.

•	Review the qualifications of the director of internal audit and concur in the appointment, replacement, reassignment or dismissal of that individual.

External Audit

•	Instruct the external auditors that the Board of Directors and the Audit Committee, as the shareholders’ representative, is the external auditors’ client.

•	Review the external auditors’ proposed audit scope and approach.

•	Obtain from the external auditors a formal written statement delineating all relationships between the external auditors and the Company, consistent with Independence Standard No. 1, and actively engage in a dialogue with the external auditors with respect to any disclosed relationships or services that might impact the objectivity and independence of the external auditors.

•	Review with the external auditor any problems or difficulties encountered in the audit process.

•	Receive and review audit reports and management letters.

Other Responsibilities

•	If necessary, meet with the external auditors, the director of internal audit and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately.

•	Ensure that significant findings and recommendations made by the internal and external auditors are dealt with in a timely fashion.

•	Review with Company counsel any legal matters that could have a significant impact on the Company’s financial statements.

•	If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

•	Perform other oversight functions as requested by the Board of Directors.

•	Review and update the charter of the committee and receive approval of changes from the Board of Directors.

Initially adopted on October 29, 2002.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NORTH STATE BANCORP

6200 Falls of Neuse Road

Raleigh, North Carolina 27609

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

May 8, 2002

The undersigned hereby appoints C. Thomas Hendrickson and Charles T. Francis, and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of North State Bancorp, a North Carolina corporation, held of record by the undersigned on March 28, 2003, at the Annual Meeting of Shareholders to be held at North Ridge Country Club, 6612 Falls of Neuse Road, Raleigh, North Carolina, on May 8, 2003 at 4:30 p.m., or at any adjournment(s) thereof. The following proposals to be brought before the meeting are more specifically described in the accompanying proxy statement.

(1) To	approve the 2003 Stock Plan (a copy of which is attached as Appendix A to the proxy statement):

☐  VOTE FOR                                                                                  ☐  VOTE AGAINST                                                                                      ☐  ABSTAIN

(2) Election	of Directors:
☐ FOR all nominees listed below (except as indicated otherwise below) ☐ WITHHOLD AUTHORITY to vote for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THOSE NOMINEES’ NAMES BELOW:

James C. Branch	Glenn Futrell	J. Keith Keener, M.D.

W. Harold (Hal) Perry		Jack M. Stancil

(3) To	ratify the appointment of Dixon Odom PLLC as the independent auditors of the company for the fiscal year ending December 31, 2003

☐  VOTE FOR                                                                                  ☐  VOTE AGAINST                                                                                      ☐  ABSTAIN

(4) In	their discretion, to vote upon such other matters as may properly come before the meeting:
☐ GRANT AUTHORITY ☐ WITHHOLD AUTHORITY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR MANAGEMENT’S SLATE OF NOMINEES FOR DIRECTOR LISTED ABOVE, FOR PROPOSALS 1 AND 3, AND IN THE DISCRETION OF THE PROXIES NAMED HEREIN ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.

Signature

Signature if held jointly

Please date and sign exactly as your name appears on your stock certificate. Joint owners should each sign. Trustees, custodians, executors and others signing in a representative capacity should indicate that capacity.

Dated:                                                                                  , 2003

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.